Exhibit 99.1

Veritone Announces Pricing of $20.3 Million Registered Direct Offering

DENVER — (BUSINESS WIRE) — January 2, 2025 — Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in building human-centered enterprise AI solutions, today announced that it has entered into a definitive agreement providing for the purchase and sale of an aggregate of 8,023,716 shares of common stock (or pre-funded warrants in lieu thereof) at a purchase price of $2.53 per share (or $2.52 for each pre-funded warrant) in a registered direct offering to Esousa Group Holdings, LLC, a New York based family office. The pre-funded warrants have an exercise price of $0.01, are immediately exercisable, subject to certain limitations, and will have a term of five years from the original issue date. The closing of the offering is expected to occur on or about January 3, 2025, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $20.3 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from this offering, together with its existing cash and cash equivalents, for working capital and general corporate purposes including, but not limited to, capital expenditures, debt service, repayment of indebtedness and other business opportunities and to further develop and market its AI platform and applications.

The securities described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-280148) that was originally filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2024, and that became effective on June 21, 2024. The offering of the securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus, when available, may also be obtained, when available, from the Company at 1615 Platte Street, 2nd Floor, Denver, Colorado, by phone at (888) 507-1737 or e-mail at investors@veritone.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere. To learn more, visit Veritone.com.

Safe Harbor Statement

This press release contains forward-looking statements, including without limitation, statements by Veritone relating to Veritone’s expectations regarding the completion and timing of the offering, the satisfaction of customary closing conditions related to the offering the proceeds that Veritone expects to receive from the offering and the intended use of proceeds from the offering. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,”

“confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based on management’s current assumptions, expectations, beliefs, and information. As such, Veritone’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors and risks. For a discussion of these factors and risks, please refer to the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and the Company’s other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that Veritone’s objectives or plans will be achieved. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates, and predictions as of the date hereof, and Veritone undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Contacts

Company:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency:

Cate Goldsmith

Prosek Partners

914-815-7678

cgoldsmith@prosek.com

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